Exhibit 10.26


                            Factory 2-U Stores, Inc.
                        2004 Key Employee Retention Plan

         On January 13, 2004, in order to implement an operational and financial restructuring, Factory 2-U Stores, Inc. (the "Company") voluntarily filed a petition under chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court in the District of Delaware (the "Bankruptcy Court"). In order to maintain consistently effective, high quality management in certain critical positions during the reorganization of Company, and to reward certain employees for continuing to provide services to the Company in these uncertain times, the Board of Directors of the Company has determined that it is in the best interest of the estate to develop and implement a key employee retention plan (the "Retention Plan"). The Retention Plan is subject to Bankruptcy Court approval.

         1. Potential Participants in the Retention Plan
            --------------------------------------------
         Twenty eight (28) employees, including approximately 13 Vice Presidents and 15 Directors set forth more particularly in the attached Exhibit A, together with any successors employed by the Company to fill vacancies left by those listed employees who resign or are terminated. If the Company creates one or more new positions (not already included in Exhibit A) at the level of vice president or director, any employee hired to fill such new positions shall only be entitled to participate with the express written consent of (i) the Board of Directors of the Company and (ii) the Official Committee of Unsecured Creditors. No other employee shall participate in the Retention Plan.

         2. Potential Benefits Available Under the Retention Plan
            -----------------------------------------------------
         A. Vice Presidents             35% of salary
         B. Directors                   35% of salary

         Individuals not otherwise eligible to be a participant in the Retention Plan but either newly employed to fill a vacancy in a position held currently by a participant, or to fill a newly created position that is eligible, shall only receive a pro rata share of the potential benefit under the Retention Plan based upon the length of service in the covered position. The calculation for pro rata shall be calculated based upon the percentage of service in each of the three time periods covered in the Retention Plan, as set forth below in section 5 hereof.

         3. Conditions for Payments Under the Retention Plan
            ------------------------------------------------
         A. The affected employee is employed by the Company on the date of entry of the order by the Bankruptcy Court approving the Retention Plan or thereafter fills a vacancy in an eligible position.

         B. Continued uninterrupted full time employment by the Company of the affected employee through the date and time of payment for each of the payments.

         C. Payments shall be made net of (i) any and all loans and advances from the Company to the affected employee and any and all other amounts due to the Company from the affected employee, and (ii) all required federal and state withholding taxes and similar required withholdings, as applicable.


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         4. Credit Against any Severance Payments
            -------------------------------------
         To the extent an employee receives any payments under the Retention Plan, such payments shall offset dollar for dollar any payment that may be received under the Company's 2004 Key Employee Severance Plan (the "Severance Plan").

         5. Time for Payment
            ----------------
         A. For service from January 13, 2004 through July 31, 2004, one quarter of the retention payment shall be made on August 2, 2004.

         B. For service from August 1, 2004 through December 1, 2004, one quarter of the retention payment shall be made on December 15, 2004.

         C. For service from December 1, 2004 through the date of payment, the remaining one half of the retention payment shall be made on April 30, 2005.

         D. Notwithstanding the foregoing, any and all payments not yet made before the effective date of a confirmed chapter 11 plan (the "Effective Date") shall be made on the Effective Date, or as soon thereafter as is practicable.

         6. Priority of Payment Obligations
            -------------------------------
         Payments to be made under this Retention Plan shall be entitled to priority under section 503(b) of the Bankruptcy Code as an administrative priority, and shall be due and owing no later than the Effective Date, except as otherwise provided for in the Retention Plan.

         7. Miscellaneous
            -------------
         All rights under the Retention Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due under the Retention Plan. Any payments under the Retention Plan shall be made from the general assets of the Company as and when due.

         No member of the Board of Directors of the Company, nor any officer or employee of the Company, shall be personally liable if the Company is unable to make any of the payments provided for in the Retention Plan for any reason, including, without limitation, lack of funding or financing, legal prohibition, or failure to obtain required consents.

         Nothing contained in this Retention Plan shall be construed to be an employment contract between a participant in the Retention Plan and the Company.

         No interest of any participant in the Retention Plan, or any right to receive any payment hereunder, shall be subject to any manner of sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment be taken, voluntarily or involuntarily, for the satisfaction of the obligation of, or other claims against, any participant, including claims for alimony, support, separate maintenance, and claims in bankruptcy cases.

         The Board of Directors of the Company shall have the right to amend the Retention Plan from time to time and may terminate the Retention Plan at any time; provided, however, that no amendment may be made to the Retention Plan and no termination of the Retention Plan may be effective until after the later of
(i) May 1, 2005, and (ii) the effective date of a confirmed plan of reorganization for the Company.




         Approved by the Board of Directors of the Company on March 16, 2004


         By: /s/Susan M. Skrokov
             -------------------
             Susan M. Skrokov, Secretary




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                                    Exhibit A

Department Name                       Title

FINANCE AND ACCOUNTING
9105                                  FIDIRA -VP, Controller
9106                                  FIDRFR-Dir, Fin Anal & Rptg
9106                                  FINAGC - Asst Gen Counsel

ITS
9107                                  VP of ITS
9107                                  ITDRSD - Dir, System Developme
9107                                  ITDRSA-Director, System Admin

HUMAN RESOURCES
9109                                  HRVP- VP, Human Resources
9153                                  HRDRTW - Dir, Train. & WF Plan

REAL ESTATE, CONSTRUCTION, STORE PLANNING
9111                                  REDIR1 - Director - Real Estat
9115                                  FCDIRC - Director - Constructi

LOSS PREVENTION
9119                                  VPLP1 - VP - Loss Prevention
9119                                  LPDRRM - Dir. Risk Management
9121                                  LPRMG1 - RM - LP
9123                                  LPRMG1 - RM - LP
9125                                  LPRMG1 - RM - LP

MARKETING
9131                                  ADDIRMK - Director, Marketing

MERCHANDISING
9139                                  MEMGM1 - Vice Pres. - Merch.
9141                                  MEMGM1 - Vice Pres. - Merch.
9135                                  MEMGM1 - Vice Pres. - Merch.
9137                                  MEMGM1 - Vice Pres. - Merch.

PLANNING
9143                                  VP of Planning & Allocation
9143                                  PLADIR - Director of Plng
9143                                  PLADIR - Director of Plng

ALLOCATION
9144                                  DIRALL - Director, Allocation

STORE OPERATIONS
9145                                  FMDRSO - VP, Store Ops
9145                                  Divisional VP
9161                                  Divisional VP

DISTRIBUTION
9449                                  VPTDC1 - VP - Transportation/D